Exhibit 24

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation of our report dated March 15, 1996, included in this Form 10-K/A, into the Company's previously filed Amendment No. 3 to Form S-4 Registration Statement No. 33-21412 and Amendment
     No. 1 to Form S-8 Registration Statement No. 33-24927.

     Washington, D.C.,                           ARTHUR ANDERSEN LLP
     May 10, 1996